UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐          Preliminary Proxy Statement

☐          Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐          Definitive Proxy Statement

☒         Definitive Additional Materials

☐          Soliciting Material Pursuant to §240.14a-12

CPG CARLYLE COMMITMENTS FUND, LLC
CPG CARLYLE COMMITMENTS MASTER FUND, LLC
CPG COOPER SQUARE INTERNATIONAL EQUITY, LLC
CPG FOCUSED ACCESS FUND, LLC
CPG VINTAGE ACCESS FUND, LLC
CPG VINTAGE ACCESS FUND II, LLC
CPG VINTAGE ACCESS FUND III, LLC
CPG VINTAGE ACCESS FUND IV, LLC

(Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Transcript of Company Video/Audio Solicitation of Proxies

Hi, I’m Mitchell Tanzman, Co-CEO and Co-Chief Investment Officer of Central Park Group. Thank you for being an investor.

We’re in the midst of a proxy campaign to approve matters relating to the proposed acquisition by Macquarie of Central Park Group, the parent company of your Fund’s investment adviser. You should’ve received proxy materials in the mail, or via email. The board of directors of your Fund recommends that you vote IN FAVOR of the proposals.

Voting is quick and easy, either by mailing back your completed voting card, or by visiting proxyvote.com and entering the control number on your voting card. If you have invested in more than one CPG fund, please submit a vote for each control number.

Central Park Group will make a charitable donation to Ronald McDonald House New York for every unitholder that votes.

You have a voice in the future of your investment. Your vote is important, regardless of how many units you own. Please vote by February 17, 2022. If you have any questions, please contact our proxy specialists toll-free at 800-574-6506.

Thank you for your continued support.